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                                                                    Exhibit 10.9


(AGCO LOGO) AGCO Corporation



         TO:     D. Millard

       FROM:     R. J. Ratliff

       DATE:     February 3, 2004

    SUBJECT:     DON MILLARD RESIGNATION AGREEMENT

This is to confirm that Don Millard has been employed by AGCO Corporation since October 2000 under the terms and conditions of an Employment Services Agreement. Most recently he has served in the capacity of Executive Vice president, Chief Operating Officer and subject to a mutual agreement with the Board of Directors, his Employment Services Agreement will be terminated. The terms and conditions as outlined in his Employment Services Agreement shall apply except as modified in the following severance terms:

Termination Date:        Employee agrees to waive Ninety day notice and to an
                         Effective Date of February 15, 2004

Vacation Benefit         Employee agrees to waive any paid vacation for 2004.

2004 Incentive Bonus     Employee waives any entitlement to any portion of the
                         2004 Incentive Bonus.

LTIP Stock               Company agrees to waive any restrictions on earned
                         shares of stock, except those near term restrictions limited by law for insiders, which shall be withdrawn as soon as practical.

Automobile/Computer      The employee is authorized to purchase his automobile
                         and or computer at the depreciated value as of February
                         15, 2004.

The above represents an agreement between Don Millard and the Company on this date and any other claims or rights not specifically indicated in the Employment Services Agreement are expressly invalid.



AGREED:                                          AGCO CORPORATION


         ----------------------------              -----------------------------
         Donald Millard                            Robert J. Ratliff, Chairman
         February 3, 2004                          February 3, 2004